EXHIBIT 11(b)


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration No. 33-55034 on Form N-1A of our report dated March 8, 1996, on the financial statements and financial highlights of Lehman Brothers Institutional Funds Group Trust, included in the 1996 Annual Report to Shareholders.


	ERNST & YOUNG LLP



Boston, Massachusetts
March 27, 1996


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